UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2019

_______________________
UNIVEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

_______________________

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)

 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2019, Roger S. Deacon, Senior Executive Vice President and Chief Financial Officer of Univest Financial Corporation (the “Corporation”), provided the Corporation with notice of his intention to retire effective June 30, 2019. Mr. Deacon will continue to serve in his current capacity with the Corporation until June 30, 2019 and then will remain as an employee of the Corporation through March 31, 2020, in a non-executive, part-time role. Mr. Deacon’s retirement as Chief Financial Officer did not result from a disagreement on any matter relating to the Corporation’s operations, policies or practices.

On March 18, 2019, the Corporation announced that Brian J. Richardson, Executive Vice President and Director of Finance of the Corporation, would assume the position of Chief Financial Officer, effective July 1, 2019. Mr. Richardson, age 36, will continue to serve in his current capacity with the Corporation until June 30, 2019. Mr. Richardson joined the Corporation on July 1, 2016, at the time of the Fox Chase Bancorp, Inc. acquisition where he served as Senior Vice President and Director of Accounting for five years. Mr. Richardson began his career at KPMG LLP, where he served as a Senior Manager in their Financial Services Audit Practice. Mr. Richardson is not a party to any transaction with the Corporation, or its wholly owned subsidiary Univest Bank and Trust Co., that would require disclosure under Item 404(a) of Regulation S-K, under Securities rules.

The Corporation and Mr. Richardson have entered into a change in control agreement (the “Agreement”) which has a fixed term ending December 31, 2019, with automatic one-year renewals of the Agreement thereafter, absent notice of non-renewal from any party. In the event that the employment of Mr. Richardson is terminated subsequent to a “change in control” during the term of the Agreement either by the Corporation for a reason other than “cause” (as defined in the Agreement) or by the executive after the occurrence of certain specified events of “good reason” described in the Agreement, the Corporation will pay Mr. Richardson a lump-sum cash payment equal to the sum of (i) one times Mr. Richardson’s highest annual base salary in effect at the time of the termination of employment for the current and two preceding calendar years and (ii) one times Mr. Richardson’s average cash bonus paid for the current and two calendar years preceding termination of employment. In addition, Mr. Richardson will receive continuation of medical insurance benefits for one year, or a cash payment equal to the cost to obtain such benefits.

A copy of the press release announcing Mr. Deacon’s retirement and Mr. Richardson’s promotion and appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

Exhibit No.	Description of Document

99.1	Press release issued by Univest Financial Corporation on March 18, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Financial Corporation

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	President and Chief Executive Officer
Date: March 18, 2019

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release issued by Univest Financial Corporation on March 18, 2019